UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2017

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with previously announced management team transitions, Thomas F. Splaine, Jr. assumed the position of Chief Financial Officer of Lakeland Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Lakeland Bank (the “Bank”), effective March 15, 2017. Joseph F. Hurley, who has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since 1999, is expected to retire in July 2017.

Mr. Splaine, age 51, joined the Company as First Senior Vice President and Chief Accounting Officer of the Company and the Bank in May 2016. He previously served as Senior Vice President, Financial Planning and Analysis and Investor Relations of Investors Bancorp, Inc. from January 2015 to December 2015, and as Senior Vice President and Chief Financial Officer of Investors from 2008 to 2015.

Mr. Splaine entered into a Change in Control Agreement, dated as of March 15, 2017 (the “Agreement”), with the Company and the Bank, which provides for certain terms and conditions of his employment in the event of a “change in control” (as defined in the Agreement). The Agreement provides that Mr. Splaine’s employment becomes fixed for a period (the “contract period”) ending on the earlier of (i) his death, (ii) the second anniversary of the date of a change in control, or (iii) his attainment of age 65. During the contract period, each Mr. Splaine is to be employed in the same position as held by him immediately prior to such event, and is entitled to base salary equal to the annual salary in effect immediately prior to the change in control and bonus equal to the highest annual bonus paid during the three most recent fiscal years prior to the change in control. In addition, during the contract period, Mr. Splaine is entitled to certain other benefits and perquisites as in effect as of the change in control. If during the contract period, Mr. Splaine’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in the Agreement), he will be entitled to continued life and health insurance benefits for the balance of the contract period and a lump sum cash payment equal to two times the sum of his highest salary and bonus paid to him during any of the three most recent calendar years prior to the change in control. For purposes of the Agreement, the term “change in control” has the same meaning as under the Company’s Equity Compensation Program. The Agreement contains confidentiality and non-compete covenants in favor of the Company.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Change in Control Agreement, dated as of March 15, 2017, among Lakeland Bancorp, Inc., Lakeland Bank and Thomas F. Splaine, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: March 15, 2017

Exhibit Index

Exhibit 10.1	Change in Control Agreement, dated as of March 15, 2017, among Lakeland Bancorp, Inc., Lakeland Bank and Thomas F. Splaine, Jr.